UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ImmunoCellular Therapeutics, Ltd.

(Name of Registrant as Specified in its Charter)

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IMMUNOCELLULAR THERAPEUTICS, LTD.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

April 29, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of ImmunoCellular Therapeutics, Ltd. The meeting will be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, beginning at 8:00 A.M., local time, on Friday, June 17, 2016.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes four items to be voted on by the stockholders.

Whether or not you plan to attend the meeting, please vote at your earliest convenience by following the instructions in the notice of internet availability of proxy materials or the proxy card you received in the mail.

I hope you will join us.

Sincerely,

/s/ Gary S. Titus
Gary S. Titus
Chairman of the Board

IMMUNOCELLULAR THERAPEUTICS, LTD.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 17, 2016

Notice is hereby given to the holders of common stock, $0.0001 par value per share, of ImmunoCellular Therapeutics, Ltd. (“ImmunoCellular,” the “Company,” “we” or “our”) that the Annual Meeting of Stockholders will be held on Friday, June 17, 2016 at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, beginning at 8:00 A.M., local time, for the following purposes:

(1)	To elect the Board of Directors’ six nominees to serve on the Board of Directors until the 2017 Annual Meeting of Stockholders;

(2)	To approve the Company’s 2016 Equity Incentive Plan;

(3)	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

(4)	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (a “Say-on-Pay” vote); and

(5)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only those stockholders of record at the close of business on April 22, 2016 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors

April 29, 2016	/s/ Gary S. Titus
Gary S. Titus
Corporate Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD YOU RECEIVED IN THE MAIL TO VOTE YOUR SHARES. IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET, YOU NEED NOT RETURN A PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH A BROKER OR OTHER CUSTODIAN, PLEASE CHECK THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THAT BROKER OR CUSTODIAN.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholders Meeting to be Held on

June 17, 2016 at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045.

This Proxy Statement, the accompanying proxy and our 2015 Annual Report on Form 10-K are available at www.proxyvote.com.

IMMUNOCELLULAR THERAPEUTICS, LTD.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

Annual Meeting of Stockholders to be Held on June 17, 2016

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, $0.0001 par value per share, of ImmunoCellular Therapeutics, Ltd., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2016 Annual Meeting of Stockholders to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, beginning at 8:00 A.M., local time, on Friday, June 17, 2016, and at any postponement or adjournment of the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet and to mail the Notice, or to mail the Proxy Statement and Proxy Card, as applicable, on or about April 29, 2016 to all stockholders of record as of the close of business on April 22, 2016.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are (1) to elect the Board of Directors’ six nominees to serve on our Board of Directors until the 2017 Annual Meeting of Stockholders; (2) to approve the Company’s 2016 Equity Incentive Plan; (3) to ratify the appointment of Marcum LLP as our independent registered public accounting firm; and (4) a Say-On-Pay vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. In addition, management will report on our performance and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 22, 2016 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record — If on April 22, 2016 your shares are registered directly in your name with our Transfer Agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote your proxy directly with us by sending your proxy to Broadridge or to vote in person at the Annual Meeting. If you submit your proxy telephonically or over the internet, you must vote no later than 11:59 p.m. Eastern Time on June 16, 2016.

•	Beneficial Owner — If on April 22, 2016 your shares are held in the name of a stock brokerage account or a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date.

How many votes are needed to approve each proposal?

•	For the election of directors, the six nominees receiving the highest number of “FOR” votes (from the holders of shares present in person or represented by proxy and entitled to vote) will be elected as directors. Only “FOR” or “WITHHOLD” votes will affect the outcome.

•	To be approved, Proposal 2, approval of the Company’s 2016 Equity Incentive Plan, must receive “FOR” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

•	To be approved, Proposal 3, the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, must receive “FOR” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

•	Proposal 4, advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement, will be considered approved if it receives “FOR” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date of April 22, 2016, there were 92,278,602 shares of our common stock issued and outstanding, and those shares are the only shares that are entitled to vote at the Annual Meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors named in this Proxy Statement (see Proposal 1);

•	“FOR” approval of our 2016 Equity Incentive Plan (see Proposal 2);

•	“FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (see Proposal 3).

•	“FOR” a Say-On-Pay advisory vote on the compensation of our named executive officers (see Proposal 4).

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of April 22, 2016 and bring proof of your identity. If you hold your shares through a broker or other nominee, you will need to provide proof of your share ownership by bringing either a copy of a brokerage statement showing your share ownership as of April 22, 2016, or a legal proxy if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you should bring proof of your identity.

How can I vote my shares in person at the Annual Meeting?

•	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote by telephone, by Internet or by returning your marked proxy to Broadridge so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

•	You may vote over the Internet. Simply follow the instructions on the notice of internet availability or proxy card. If you vote over the Internet, you should not vote by telephone or vote by returning a proxy card.

•	You may vote by telephone. Simply follow the instructions on the notice of internet availability or proxy card. If you vote over the telephone, you should not vote by Internet or vote by returning a proxy card.

•	You may vote by mail. If you received a proxy card through the mail, simply complete and sign your proxy card and mail it in the enclosed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you vote by mail, you should not vote by telephone or over the Internet.

How will my proxy card be voted?

If the proxy card is executed, returned in time and not revoked, the shares represented by the proxy card, telephone vote or Internet vote will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES MAILED, VOTED VIA TELEPHONE OR VOTED VIA INTERNET WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON ALL OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT, AND AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PERSONS NAMED AS PROXY HOLDERS ON THE PROXY CARD.

How may I revoke the voting instructions previously given?

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (1) giving written notice of revocation to our Corporate Secretary, (2) properly submitting to us a duly executed proxy bearing a later date, or (3) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

How may I request multiple sets of proxy materials if two or more stockholders reside in my household?

To minimize our expenses, one Proxy Statement and one 2015 Annual Report on Form 10-K Report may be delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of these documents to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies of these documents, and requests that in the future separate documents be sent to stockholders who share an address, should be directed by writing to ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary, or by calling our Corporate Secretary at (818) 264-2300.

How may I request a single set of proxy materials for my household?

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address set forth in the preceding paragraph to request delivery of a single copy of these materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Bylaws, our Board of Directors has fixed the number of our directors at six. All of our six current directors are nominated for election this year. Each director is elected for a term of one year and until his or her successor is elected.

Director Nominees

The following is information concerning our nominees for election as directors. Each nominee currently serves as a director of ImmunoCellular. Each of the nominees listed below, other than Messrs. Lapointe and Schlossberg, is currently a director who was previously elected by our stockholders. Messrs. Lapointe and Schlossberg were identified as potential nominees by the Board and, following a review process by the Nominating and Corporate Governance Committee, were recommended to the Board for appointment by the Nominating and Corporate Governance Committee and appointed in September 2015. Our Board of Directors has determined that all of our directors except Andrew Gengos and Dr. John Yu are independent directors as defined in the NYSE MKT rules governing members of boards of directors.

We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

Name	Age	Position(s)
Gary S. Titus(1)(3)(4)(5)	56	Chairman of the Board and Secretary
Andrew Gengos	51	President, Chief Executive Officer and Director
Rahul Singhvi, Sc.D.(2)(3)(4)(5)	51	Director
John S. Yu, M.D.(4)	52	Director
Gregg A. Lapointe(1)(5)	57	Director
Mark A. Schlossberg(2)(3)(5)	55	Director

(1)	Member of our Compensation Committee
(2)	Member of our Nominating and Corporate Governance Committee
(3)	Member of our Audit Committee
(4)	Member of our Finance Committee
(5)	Denotes independent Director

Gary S. Titus

Mr. Titus was appointed as a director in December 2012 and was appointed as Chairman of the Board and Secretary in September 2015. Mr. Titus has more than 20 years of business experience in the healthcare and biopharmaceutical industries, primarily in senior management roles. Mr. Titus has served as Chief Financial Officer of UroGen Pharma LTD since July 2015. Prior to that from 2014 to 2015, Mr. Titus held the position of Chief Financial Officer of BioCardia, Inc. Prior to that, from 2008 to 2013, Mr. Titus was Senior Vice President and Chief Financial Officer at SciClone Pharmaceuticals, Inc. From 2006 to 2008, Mr. Titus was Senior Vice President of Finance and Chief Financial Officer at Kosan Biosciences, Inc. From 2003 to 2006, he was Chief Financial Officer and Vice President at Nuvelo, Inc. Earlier in his career, Mr. Titus held a variety of positions at other companies, including Metabolex, Inc., Intrabiotics Pharmaceuticals, Inc., Johnson & Johnson’s healthcare division and LifeScan, Inc. Mr. Titus holds a Bachelor of Science degree in Accounting from University of South Florida and a Bachelor of Science degree in Finance from University of Florida and is a Certified Public Accountant (Inactive). Mr. Titus also completed the Global BioExecutive Program at UC Berkeley’s Haas School of Business. Because of Mr. Titus’ extensive experience in the biomedical industry, we believe he is able to make valuable contributions to our Board of Directors.

Andrew Gengos

Mr. Gengos has served as our President, Chief Executive Officer and as a director since December 2012. Mr. Gengos was most recently the President and Chief Executive Officer of Neuraltus Pharmaceuticals, where he led implementation of the company’s clinical, regulatory, fundraising and business development strategies while operating the company on a virtual business model. Previously, he served for more than seven years with Amgen where, as Vice President, Strategy and Corporate Development, he managed Amgen’s worldwide in-and-outbound business development activities, including a broad slate of acquisitions, licensing, spin-outs, divestitures, corporate venture capital investments, which included board of director positions, and alliance management. In addition, he led the execution of strategic projects and supported the long-range planning process for the company. Before joining Amgen, Mr. Gengos was Vice President, Chief Financial Officer, and Chief Business Officer of Dynavax Technologies, where he led the company’s business functions, including finance and accounting, fundraising, budgeting and planning, and business development. Earlier in his career, Mr. Gengos served as Vice President of Strategy at the Chiron Corporation and as Senior Engagement Manager at McKinsey & Company. Mr. Gengos holds an MBA degree from the UCLA Anderson School of Management and a BS degree in chemical engineering from the Massachusetts Institute of Technology.

Because of Mr. Gengos’ more than 20 years in the life science industry, including experience in executive leadership positions in both large and emerging companies, with broad expertise in corporate strategy, business development and transactions, including mergers and acquisitions, financing, operations, commercial planning and healthcare policy, we believe he is able to make valuable contributions to our Board of Directors.

Rahul Singhvi, Sc.D.

Dr. Singhvi has served as a director since June 2010 and served as our Lead Director from December 2010 until September 2015. He is the Chief Operating Officer of Takeda Vaccines, Inc. and is responsible for Takeda’s global vaccine operations. Before joining Takeda, Dr. Singhvi was with Novavax, Inc., a biopharmaceutical company focused on developing novel, highly potent recombinant vaccines beginning in 2004 and served as President, Chief Executive Officer and a director of Novavax from August 2005 to April 2011. Dr. Singhvi was the Senior Vice President and Chief Operating Officer of Novavax from April 2005 to August 2005 and Vice President – Pharmaceutical Development and Manufacturing Operations from April 2004 to April 2005. For ten years prior to joining Novavax, Dr. Singhvi served in various positions with Merck & Co., Inc., culminating as Director of the Merck Manufacturing Division, where he helped develop several vaccines, including Zostavax ® , the only vaccine on the market to prevent shingles. Dr. Singhvi received his M.S. and Sc.D. degree in Chemical Engineering from the Massachusetts Institute of Technology. He also holds an M.B.A. from the Wharton School.

Because of Dr. Singhvi’s experience and knowledge in the operation and leadership of early stage public healthcare companies and extensive expertise and experience in the development and manufacturing of vaccines which may assist the Board in its oversight of our cancer vaccine programs, we believe he is able to make valuable contributions to our Board of Directors.

John S. Yu, M.D.

Dr. Yu has served as a director since November 2006. He served as Chairman of the Board and as our Chief Scientific Officer from January 2007 until September 2015. Dr. Yu also served as Interim Chief Executive Officer from August 2012 until November 2012. He is a member of the full-time faculty in the Department of Neurosurgery at Cedars-Sinai Medical Center where he has worked since 1997. An internationally renowned neurosurgeon, Dr. Yu’s clinical focus is on the treatment of malignant and benign brain and spinal tumors. He is also conducting extensive research in immune and gene therapy for brain tumors. He has also done extensive research in the use of neural stem cells as delivery vehicles for brain cancers and neurodegenerative diseases. He was inducted into Castle and Connelly’s America’s Top Doctors in 2005. Dr. Yu has published articles in a number of prestigious journals, including The Lancet, Cancer Research, Cancer Gene Therapy, Human Gene Therapy, Journal of Neuroimmunology, Journal of Neurological Science and Journal of Neurosurgery. Dr. Yu earned his bachelor’s degree in French literature and biological sciences from Stanford University and spent a year at the Sorbonne in Paris studying French literature. He also pursued a fellowship in immunology at the Institut Pasteur in Paris. He earned his medical degree from Harvard Medical School and master’s degree from the Harvard University’s Department of Genetics. He completed his neurosurgical residency at Massachusetts General Hospital in Boston. In addition, he was a Neuroscience Fellow at the National Institutes of Mental Health in the Neuroimmunology Unit at Massachusetts General Hospital from 1988 to 1989 and was a Culpepper Scholar at the Molecular Neurogenetics Unit at that hospital from 1993 to 1995. His other honors include the Preuss Award, Joint Section on Tumors, American Association of Neurological Surgeons and Congress of Neurologic Surgeons in 1995. He received the Academy Award from the American Academy of Neurological Surgery at its 1996 annual meeting. Other honors include the Young Investigator Award from the Congress of Neurological Surgeons in 2000, the National Brain Tumor Foundation Grant in 2001, and the Mahaley Clinical Research award from the American Association of Neurological Surgeons in 2005.

Dr. Yu, as a recognized leader in the field of neurosurgery, has extensive knowledge of current therapies and therapies under development for the treatment of brain tumors and has participated in numerous clinical trials for potential therapies in this field. As our former Chief Scientific Officer and the co-inventor of our brain tumor vaccine technologies, Dr. Yu brings to the Board significant scientific expertise directly relevant to our product research and development activities.

Gregg A. Lapointe

Mr. Lapointe has served as a director since September 2015. Mr. Lapointe has served the Chief Executive Officer of Cerium Pharmaceuticals, Inc., a specialty pharmaceutical company, since April 2012. He previously served as Chief Operating Officer from November 2003 to March 2008 and then as Chief Executive Officer from April 2008 to March 2012 of Sigma-Tau Pharmaceuticals, Inc., a pharmaceutical company focused on rare disorders and the U.S. wholly-owned subsidiary of Sigma-Tau Finanziaria S.p.A. Lapointe is a Certified Public Accountant (Illinois). He holds a Bachelor of Commerce degree from Concordia University of Montreal, a Graduate Diploma in Public Accountancy from McGill University of Montreal and a Master of Business Administration degree from Duke University. Mr. Lapointe also serves on the Boards of Directors of SciClone Pharmaceuticals, Inc., Soligenix, Inc., and Raptor Pharmaceuticals Corp.

Because of Mr. Lapointe’s deep and broad executive, financial, operational, commercial and general management experience in large and small biopharmaceutical companies, we believe he is able to make valuable contributions to our Board of Directors.

Mark A. Schlossberg

Mr. Schlossberg has served as a director since September 2015. Mr. Schlossberg has served as Senior Vice President, General Counsel and Corporate Secretary of Impax Laboratories, Inc. since May 2011, where he is part of the senior management team responsible for the strategic direction and financial condition of the company. He leads the legal team and previously had responsibility for the healthcare compliance team. From September 2004 to May 2011, he served as Vice President, Associate General Counsel of Amgen Inc., where he had legal responsibility for corporate governance, securities law, licensing, mergers and acquisitions, global operations, and sales and marketing compliance. Prior to joining Amgen, he held legal and business positions at Medtronic, Inc., and legal positions at Diageo plc, RJR Nabisco, Inc. and Mudge Rose Guthrie Alexander & Ferdon. Mr. Schlossberg holds a Bachelor of Sciences in business administration, finance from the University of Southern California and a Juris Doctor degree from Emory University.

Because of Mr. Schlossberg’s more than 15 years of experience in the biotechnology, pharmaceutical and medical device industries, and broad expertise in general management, legal affairs, finance, business development, and mergers and acquisitions, we believe he is able to make valuable contributions to our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Board of Directors

Our property, affairs and business are conducted under the supervision and management of our Board of Directors as called for under the laws of Delaware and our Bylaws. Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each member of which is “independent” under the independence standards of both the NYSE MKT and the Securities and Exchange Commission (the “SEC”).

The Board of Directors held seven meetings during the 2015 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he served that were held during the portion of the 2015 fiscal year in which he served as a director or served on such committees, as applicable.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, which currently consists of Mr. Titus, as Chair, Dr. Singhvi and Mr. Schlossberg. The Audit Committee held four meetings during the 2015 fiscal year.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•	the quality and integrity of our financial statements and reports;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee appoints the independent registered public accounting firm, reviews with that accounting firm the plans and results of the audit engagement, approves permitted non-audit services provided by our independent registered public accounting firm and reviews that firm’s independence. Mr. Titus has been designated as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”).

Our Board of Directors has established a Compensation Committee, which currently consists of Mr. Lapointe, as Chair and Mr. Titus. The Compensation Committee reviews, and makes recommendations to the full Board of Directors relating to, the compensation of our officers and directors, including our officers’ annual salaries and bonuses and the terms and conditions of option grants to our officers and directors under our equity incentive plan. The Compensation Committee held three meetings during the 2015 fiscal year.

Our Board of Directors has established a Finance Committee currently consisting of Dr. Singhvi, as Chair, Mr. Titus and Dr. Yu. The Finance Committee has oversight responsibility for all material financial matters affecting the Company, including capital management, funding strategy and investing activities related to our financial position and financing activities. The Finance Committee held five meetings during the 2015 fiscal year.

Our Board of Directors has established a Nominating and Corporate Governance Committee, which currently consists of Dr. Singhvi, as Chair and Mr. Titus. The Nominating and Corporate Governance Committee develops and recommends corporate governance guidelines to the Board, selects or recommends for selection nominees to serve on the Board, and oversees the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee held two meetings during the 2015 fiscal year.

The Charters of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at www.imuc.com.

Stockholder Recommendations of Director Candidates; Qualifications of Director Nominees

The Nominating and Corporate Governance Committee will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to us at our principal executive office at 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary. To be timely, the notice must be received by us no later than 120 days prior to the date on which the proxy statement for the preceding year’s Annual Meeting of Stockholders was mailed to stockholders. Notice of a nomination must include the proposer’s name, address and number of shares he or she owns; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include any other information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. A stockholder must submit the nominee’s consent to be elected and to serve. The Nominating and Corporate Governance Committee may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee. Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

The Nominating and Corporate Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. In making its nominations, our Nominating and Corporate Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. Although the Nominating and Corporate Governance Committee believes that director nominees should add to the range of backgrounds and experiences of the Company’s directors, neither the Committee nor the Board of Directors has a policy regarding the consideration of diversity in identifying and evaluating director nominees.

Board Leadership Structure and Role in Risk Oversight

Gary S. Titus serves as the Chairman of the Board of Directors and Andrew Gengos serves as the Company’s President and Chief Executive Officer. The Board of Directors believes that separating the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of both management and risks facing the Company.

The full Board of Directors has responsibility for general oversight of risks facing the Company, with reviews of certain areas of risk being conducted by the relevant Board committees, which then provide reports to the full Board. The Board receives reports from management on areas of risk facing the Company and periodically conducts discussions with management regarding the identification, assessment and management of these risks.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meetings

We do not have a specific policy regarding our directors attending our annual stockholders meetings; however, directors are encouraged to attend these meetings. All of our then directors attended our 2015 annual stockholders meeting.

Compensation of Directors

On August 2, 2012, the Board of Directors adopted certain revisions to the compensation program for non-employee directors. The annual cash retainer was increased to $30,000 for serving as a director, the fee for telephonic board meetings lasting more than one hour was increased to $1,500, the fee for committee meetings will be paid to the chair and other members of the committee and invited board members and the fee for committee meetings lasting more than one hour was increased to $1,000. The annual retainers paid to the Chairman of the Board and the Lead Director were increased to $5,500 and the annual retainers paid to the Audit Committee Chairman and the Chairs of the other board committees were increased to $11,000 and $5,500, respectively. The members of the Executive Committee will receive an annual retainer of $5,250 and $750 for committee meetings lasting up to one hour and $1,500 for meetings lasting more than one hour. In addition, seven-year non-qualified stock options to purchase shares of our common stock are to be granted annually on the date of the annual stockholders’ meeting to each non-employee director at an exercise price equal to the last reported trading price of our common stock on that date, with such option to vest quarterly over the four-year period following the date of grant in the following amounts: Chairman of the Board – 50,000 shares, Lead Director – 50,000 shares, board members (other than Chair and Lead) 30,000 shares, Audit Committee Chair – 20,000 shares, Compensation Committee, Finance and Nominating and Corporate Governance Committee Chairs each to receive 10,000 shares, and members of Committees (other than Chairs) to receive 5,000 shares, with all vested options to be exercisable for 24 months after termination for any reason except termination for cause by us.

During the fiscal year ended December 31, 2015, we paid our non-employee directors cash compensation for serving on the Board of Directors and committees of the Board and granted a non-qualified option to purchase shares of common stock to each of our directors for their service as a director. Each of the options granted to the directors has a term of seven years, vests in equal quarterly installments for four years following the date of grant, and may be exercised within their term during the period the grantee provides services to us and for 24 months after the grantee ceases providing services for any reason other than termination by us for cause. The amounts of the annual grants in June 2015 at an exercise price of $0.48 per share were: Gary Titus, 75,000 shares; Dr. Rahul Singhvi, 70,000 shares; and Dr. John Yu, 50,000 shares. The amounts of the annual grants in September 2015 at an exercise price of $0.47 per share were: Gregg Lapointe, 40,000 shares and Mark Schlossberg, 40,000 shares.

The following table sets forth information concerning the compensation paid to each of our directors during 2015 for their services rendered as directors. The compensation of Mr. Gengos, who serves as a director and as our President and Chief Executive Officer, is described in the Summary Compensation Table of Executive Officers.

Director Compensation for Fiscal Year 2015

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)(7)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Gary S. Titus	$74,625		$23,250	(2)				$97,875
Rahul Singhvi, Sc.D	$67,125		$21,700	(3)				$88,825
John S. Yu, M.D	$51,625		$15,500	(4)				$67,125
Gregg A. Lapointe	$16,034		$12,400	(5)				$28,434
Mark A. Schlossberg	$15,611		$12,400	(6)				$28,011
Richard Chin, M.D(8)	$26,750		$0					$26,750

(1)	This column represents the aggregate grant date fair value of options awarded computed in accordance with FASB ASC topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the option grants, refer to Note 2 of our financial statements. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.
(2)	On June 26, 2015, we granted to Mr. Titus a seven-year non-qualified option to purchase 75,000 shares of our common stock at an exercise price of $0.48 per share that vests quarterly over a period of four years.
(3)	On June 26, 2015, we granted to Dr. Singhvi a seven-year non-qualified option to purchase 70,000 shares of our common stock at an exercise price of $0.48 per share that vests quarterly over a period of four years.
(4)	On June 26, 2015, we granted to Dr. Yu a seven-year non-qualified option to purchase 50,000 shares of our common stock at an exercise price of $0.48 per share that vests quarterly over a period of four years. Dr. Yu was also granted a ten-year non-qualified option to purchase 100,000 shares of our common stock at an exercise price of $0.57 per share that vests in 48 equal monthly installments from the grant date that is reflected in the Summary Compensation Table of Executive Officers.
(5)	On September 18, 2015, we granted to Mr. Lapointe a seven-year non-qualified option to purchase 40,000 shares of our common stock at an exercise price of $0.47 per share that vests quarterly over a period of four years.
(6)	On September 18, 2015, we granted to Mr. Schlossberg a seven-year non-qualified option to purchase 40,000 shares of our common stock at an exercise price of $0.47 per share that vests quarterly over a period of four years.
(7)	As of December 31, 2015, our non-employee directors held vested and unvested options, which they received as compensation for their services as directors to purchase the following number of shares of our common stock: Mr. Titus – 220,787 shares, Dr. Singhvi –413,654 shares, Dr. Yu – 367,607 shares, Mr. Lapointe –40,000 shares, Mr. Schlossberg –40,000 shares and Dr. Chin –93,689 shares.
(8)	Dr. Chin did not stand for re-election at the 2015 Annual Meeting of Stockholders held on June 26, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. Based on a review of such forms furnished to us and written representations from our executive officers and directors, we believe that during 2015 our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of one late Form 4 report for John S. Yu on October 1, 2015 to report the cashless exercise of 25,000 options and subsequent transfer of 10,326 shares to family trust on September 28, 2015.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 15, 2016 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our executive officers named in the Summary Compensation Table and our directors and (c) by all executive officers and directors of this company as a group. As of April 15, 2016, there were 92,039,095 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned (2)		Percent of Total
John S. Yu, M.D.	6,468,399	(3)	6.57%
Andrew Gengos	1,196,953	(4)	1.29%
Anthony Gringeri, Ph.D.	493,343	(5)	*
Steven J. Swanson, M.D	134,374	(6)	*
Rahul Singhvi, Sc.D.	310,577	(7)	*
Gary S. Titus	106,798	(8)	*
Gregg A. Lapointe	5,000	(9)	*
Mark A. Schlossberg	5,000	(10)	*
All executive officers and directors as a group (9 persons)	8,972,985	(11)	8.95%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the persons shown is c/o ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days of April 15, 2015, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(3)	Includes 6,448,073 shares of our common stock underlying stock options that are exercisable within 60 days of April 15, 2016.
(4)	Includes 779,687 shares of our common stock underlying stock options that are exercisable within 60 days of April 15, 2016.
(5)	Includes 277,343 shares of our common stock underlying stock options that are exercisable within 60 days of April 15, 2016.
(6)	Includes 109,374 shares of our common stock underlying stock options that are exercisable within 60 days of April 15, 2016.
(7)	Includes 295,577 shares of our common stock underlying stock options that are exercisable within 60 days of April 15, 2016.
(8)	Includes 106,798 shares of our common stock underlying stock options that are exercisable within 60 days of April 15, 2016.
(9)	Includes 5,000 shares of our common stock underlying stock options that are exercisable within 60 days of April 15, 2016.
(10)	Includes 5,000 shares of our common stock underlying stock options that are exercisable within 60 days of April 15, 2016.
(11)	Includes 8,167,726 shares of our common stock underlying stock options that are exercisable within 60 days of April 15, 2016.

Executive Officers

Our executive officers are Gary S. Titus, age 56, who serves as our Chairman of the Board and Secretary; Andrew Gengos, age 51, who serves as our President and Chief Executive Officer; David Fractor, age 56, who serves as our Vice President of Finance and Principal Accounting Officer; Anthony Gringeri, Ph.D., age 63, who serves as our Senior Vice President – Strategic Resources and Steven J. Swanson, M.D., age 60, who serves as our Senior Vice President – Research. Information about Messrs. Titus Gengos is presented above under “Director Nominees.”

Mr. Fractor has served as our Treasurer and Chief Financial Officer on a part-time basis since April 2011 and as our Vice President of Finance and Principal Accounting Officer on a part-time basis since March 2013. Since 2003, Mr. Fractor has been a consultant providing financial consulting and strategic planning services, including Sarbanes-Oxley compliance consulting services, to a variety of companies in a variety of industries. From 1999 through 2003, Mr. Fractor was the Chief Financial Officer of HemaCare Corporation, a publicly traded corporation which collects, manufactures, tests and distributes blood products to hospitals and provides blood services to patients in hospital settings on an outsourcing basis. Mr. Fractor received his B.S. in Accounting from the University of Southern California in 1982 and is a certified public accountant and a member of AICPA and the California Society of CPA’s.

Dr. Gringeri has served as our Senior Vice President – Strategic Resources since August 2013. From 2011 to 2012, Dr. Gringeri served as Vice President and Chief Development Officer of ViaCyte, where he was responsible for all preclinical, clinical and regulatory activities. From 2006 to 2009, Dr. Gringeri served as Chief Operating Officer for Amsterdam Molecular Therapeutics, responsible for corporate strategy and operations, business development, building the company’s commercial capability, and playing a key role in its initial public offering. Prior to that, he worked with Amgen for 15 years in a series of executive leadership roles. He served as Vice President, Product Development, Executive Director, Scientific Operations, Vice President, Scientific Outreach and Licensing Operations, and Vice President, Project Management and Strategic Planning. Dr. Gringeri was the Product Development Team Leader responsible for the successful development and commercialization of ARANESP® (darbepoetin alfa), to treat anemia in patients with kidney failure as well as cancer patients. Dr. Gringeri holds a Ph.D. in pharmacology from the University of Rochester, and has authored multiple scientific publications.

Dr. Swanson has served as our Senior Vice President – Research since February 2015. Prior to joining ImmunoCellular, Dr. Swanson was an independent consultant advising biopharmaceutical companies on basic immunology research, bioanalytical procedures, immunogenicity assessment, regulatory affairs and product quality. Dr. Swanson spent 15 years at Amgen as Department Head for Clinical Immunology, a then-new department providing immunogenicity and cytometry support for all of Amgen’s therapeutic proteins. Prior to joining Amgen, he led the immunoassay laboratory in the Biotechnology department at Schering Plough Research Institute. Dr. Swanson has been actively involved in multiple industry professional associations, including the American Association of Pharmaceutical Scientists (AAPS), where he is a Fellow, and was a co-author of AAPS-sponsored Industry White Papers that were incorporated into FDA and EMA Guidance for Immunogenicity Assessment. He was also an industry representative for the EMA Committee that developed the first Immunogenicity Recommendations, and was engaged by the FDA to train reviewers on immunogenicity assessment. Dr. Swanson has authored more than 60 publications. He holds a BA in chemistry/biology from North Central College, a PhD in microbiology from the University of Iowa, and completed a post-doctoral fellowship at The Ohio State University.

Compensation of Named Executive Officers

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2015 to the following:

•	Andrew Gengos, who has served as our President and Chief Executive Officer since December 3, 2012;

•	Anthony Gringeri, Ph.D., who has served as our Senior Vice President—Strategic Resources since August 2013; and

•	Steven J. Swanson, M.D., who has served as our Senior Vice President – Research since February 2015.

In determining the compensation of executive officers, the Compensation Committee and the Board of Directors considered the performance of the executive officers, attainment of corporate goals, compensation of executive officers of similar biotechnology companies, and recommendations from a compensation consultant.

Summary Compensation Table

	Year	Salary ($)		Bonus ($)	Stock Awards ($) (6)		Option Awards ($) (6)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Andrew Gengos,	2015	$427,450	(1)	$286,392	$87,000	(7)	$93,450	(9)	—	—	—	$894,292
President and Chief Executive Officer	2014	$409,500	(2)	$123,600	—		$207,283	(10)	—	—	—	$740,383
Anthony Gringeri	2015	$328,058	(3)	$131,879	$43,500	(8)	$60,075	(11)	—	—	—	$563,5112
Senior Vice President – Strategic Resources	2014	$314,908	(4)	$85,374	—		$77,731	(12)	—	—	—	$507,715
Steven J. Swanson	2015	$249,375	(5)	$100,249	—		$155,050	(13)	—	—	—	$504,674
Senior Vice President – Research	2014	—		—	—		—		—	—	—	—

(1)	Includes $34,333 per month for the period January 1, 2015 to February 28, 2015 and $35,878 per month for the period from March 1, 2015 to December 31, 2015.
(2)	Includes $33,333 per month for the period from January 1, 2014 to March 15, 2014 and $34,333 per month for the period from March 16, 2014 to December 31, 2014.
(3)	Includes $26,350 per month for the period from January 1, 2015 through February 28, 2015 and $27,536 per month for the period from March 1, 2015 to December 31, 2015.
(4)	Includes $25,833 per month for the period January 1, 2014 to March 15, 2014 and $26,350 per month for the period March 16, 2014 to December 31, 2014.
(5)	Includes $23,750 per month for the period February 16, 2015 through December 31, 2015.
(6)	These columns represent restricted stock unit and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the restricted stock unit and option grants, refer to Note 2 of our financial statements. These amounts do not correspond to the actual value that will be recognized by the named executives from these awards.
(7)	Includes 150,000 restricted stock units granted on March 20, 2015, with each restricted stock unit representing a contingent right to receive one share of our common stock, vesting in full on the second anniversary of the grant.
(8)	Includes 75,000 restricted stock units granted on March 20, 2015, with each restricted stock unit representing a contingent right to receive one share of our common stock, vesting in full on the second anniversary of the grant.

(9)	Includes a ten-year option to purchase 175,000 shares of our common stock granted on March 20, 2015, at an exercise price of $0.57 per share, vesting in 48 equal monthly installment from the grant date and a ten-year option to purchase 175,000 shares of our common stock granted on March 20, 2015, at an exercise price of $0.57 per share, vesting immediately if the average daily closing price of our common stock on the NYSE MKT during any10 consecutive trading pay period exceeds a closing $2.00 weighted average bid and ask price per share (as adjusted for any stock splits and the like).
(10)	Includes a ten-year option to purchase 200,000 shares of our common stock granted on March 7, 2014, at an exercise price of $1.34 per share, vesting in 48 equal monthly installment from the grant date.
(11)	Includes a ten-year option to purchase 112,500 shares of our common stock granted on March 20, 2015, at an exercise price of $0.57 per share, vesting in 48 equal monthly installment from the grant date and a ten-year option to purchase 112,500 shares of our common stock granted on March 20, 2015, at an exercise price of $0.57 per share, vesting immediately if the average daily closing price of our common stock on the NYSE MKT during any10 consecutive trading pay period exceeds a closing $2.00 weighted average bid and ask price per share (as adjusted for any stock splits and the like).
(12)	Includes a ten-year option to purchase 75,000 shares of our common stock granted on March 7, 2014, at an exercise price of $1.34 per share, with 9,375 shares vesting on October 7, 2014 and the remaining shares vesting in 42 equal monthly installments thereafter.
(13)	Includes a ten-year option to purchase 350,000 shares of our common stock granted on March 6, 2015, at an exercise price of $0.59 per share, with 87,500 shares vesting on March 6, 2016 and the remaining shares vesting in 36 equal monthly installments thereafter.

Outstanding Equity Awards

The following table sets forth information as of December 31, 2015 concerning unexercised options, unvested stock and equity incentive plan awards for the executive officers named in the Summary Compensation Table.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (7)
Andrew Gengos	12/3/2012	525,000	(1)	175,000	(1)	$2.13	12/2/2019	—
	3/7/2014	87,500	(2)	112,500	(2)	$1.34	3/6/2024	—
	3/20/2015	32,812	(2)	142,188	(2)	$0.58	3/20/2025	—
	3/20/2015	0	(3)	175,000	(3)	$0.58	3/20/2025	—
	3/20/2015	—		—		—	—	150,000	(6)	$54,000
Anthony Gringeri, Ph.D.	9/20/2013	168,750	(4)	131,250	(4)	$2.70	9/19/2023
	3/7/2014	32,812	(2)	42,188	(2)	$1.34	3/6/2024
	3/20/2015	21,093	(2)	91,407	(2)	$0.58	3/20/2025
	3/20/2015	0	(3)	112,500	(3)	$0.58	3/20/2025
	—	—		—		—	—	75,000	(6)	$27,000
Steven J. Swanson, M.D.	3/6/2015	0	(5)	350,000		$0.58	3/5/2025

(1)	Vested 175,000 on the one year anniversary of the Option Grant Date and then in 36 equal monthly installments thereafter.
(2)	Vests in monthly installments over a four year period following the Option Grant Date.
(3)	Vests immediately if the average daily closing price of our common stock on the NYSE MKT during any10 consecutive trading pay period exceeds a closing $2.00 weighted average bid and ask price per share (as adjusted for any stock splits and the like).
(4)	Vested 75,000 on the one year anniversary of the Option Grant Date and then in 36 equal monthly installments thereafter.
(5)	Vests 87,500 on the one year anniversary of the Option Grant Date and then in 36 equal monthly installments thereafter.
(6)	Vests in full on the second anniversary of the grant date.
(7)	The market value is calculated using the closing share price of our common stock of $0.36 per share on December 31, 2015.

Change of Control and Severance Agreements

Change of control and severance agreements. We have entered into change of control and severance agreements with certain of our named executive officers, as set forth in their respective employment agreements.

The employment agreement with Mr. Gengos provides that in the event that we terminate his employment agreement without cause (as defined in the employment agreement) or Mr. Gengos terminates his employment agreement for good reason (as defined in the employment agreement), in either case prior to the closing of a change of control or more than 12 months following the closing of a change of control (as defined in the employment agreement and specifically excluding any sale of stock for capital raising purposes), then (i) we upon such termination will be required to make a lump sum payment to Mr. Gengos equal to twelve months of his base annual salary; (ii) provided that Mr. Gengos timely elects continued coverage under COBRA, we will pay Mr. Gengos’ COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) 12 months following separation from service, or (b) the date Mr. Gengos ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a) or (b), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Mr. Gengos, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Mr. Gengos’ options so that 100% of his options will vest as of his last day of employment and will be exercisable for 90 days after termination. The receipt of any payment described above is subject to Mr. Gengos signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to us.

The employment agreement with Dr. Gringeri provides that in the event that we terminate his employment agreement without cause (as defined in the employment agreement) or Dr. Gringeri terminates his employment agreement for good reason (as defined in the employment agreement), then (i) we will be required to make payments to Dr. Gringeri equal to six months of his base annual salary over the six month period following his separation, beginning 60 days after such termination; (ii) provided that Dr. Gringeri timely elects continued coverage under COBRA, we will pay Dr. Gringeri’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, or (b) the date Dr. Gringeri ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a) or (b), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Dr. Gringeri, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Dr. Gringeri’s option (as defined in the employment agreement) such that the shares that would have vested in the six months following separation from service shall be deemed vested and exercisable as of his last day of employment and will be exercisable for 90 days after termination. In the event that we terminate Dr. Gringeri’s employment agreement without cause or Dr. Gringeri terminates his employment agreement for good reason, in either case within 12 months following the closing of a change of control (as defined in the employment agreement and specifically excluding any sale of stock for capital raising purposes), then (i) we upon such termination will be required to make a lump sum payment to Dr. Gringeri equal to six months of his base annual salary; (ii) provided that Dr. Gringeri timely elects continued coverage under COBRA, we will pay Dr. Gringeri’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, or (b) the date Dr. Gringeri ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a) or (b), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Dr. Gringeri, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Dr. Gringeri’s options such that 50% of the then-unvested shares subject to the option (or other equity interests) will vest as of his last day of employment and will be exercisable for 90 days after termination. The receipt of any payment described above is subject to Dr. Gringeri signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to us.

The employment agreement with Dr. Swanson provides that in the event that we terminate his employment agreement without cause (as defined in the employment agreement) or Dr. Swanson terminates his employment agreement for good reason (as defined in the employment agreement), then (i) we will be required to make payments to Dr. Swanson equal to six months of his base annual salary over the six month period following his separation, beginning 60 days after such termination; (ii) provided that Dr. Swanson timely elects continued coverage under COBRA, we will pay Dr. Swanson’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, or (b) the date Dr. Swanson ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a) or (b), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Dr. Swanson, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Dr. Swanson’s option (as defined in the employment agreement) such that the shares that would have vested in the six months following separation from service shall be deemed vested and exercisable as of his last day of employment and will be exercisable for 90 days after termination. In the event that we terminate Dr. Swanson’s employment agreement without cause or

Dr. Swanson terminates his employment agreement for good reason, in either case within 12 months following the closing of a change of control (as defined in the employment agreement and specifically excluding any sale of stock for capital raising purposes), then (i) we upon such termination will be required to make a lump sum payment to Dr. Swanson equal to six months of his base annual salary; (ii) provided that Dr. Swanson timely elects continued coverage under COBRA, we will pay Dr. Swanson’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, or (b) the date Dr. Swanson ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a) or (b), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Dr. Swanson, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Dr. Swanson’s options such that 50% of the then-unvested shares subject to the option (or other equity interests) will vest as of his last day of employment and will be exercisable for 90 days after termination. The receipt of any payment described above is subject to Dr. Swanson signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to us.

Estimated Change of Control and Severance Benefits

The following charts present the approximate amount of the benefits that each of our named executive officers would have been entitled to have his employment terminated under the circumstances described in the preceding paragraphs on December 31, 2015.

Change of control benefits. The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had benefits for termination in connection with a change of control been triggered on December 31, 2015:

	Change of Control(1)
Name	Salary Continuation ($)(2)	Continuation of COBRA ($)	Equity Acceleration ($)(3)	Total ($)
Andrew Gengos	$449,080	$23,040	$—	$472,120
Anthony Gringeri, Ph.D.	$172,329	$3,120	$—	$175,449
Steven J. Swanson, M.D.	$142,500	$13,656	$—	$156,156

(1)	As described above, these severance amounts are generally payable if the executive officer’s employment is terminated without cause or for good reason from 90 days prior to or 12 months following a change of control.
(2)	Amounts in this column are based upon salary in effect as of December 31, 2015.
(3)	The aggregate dollar value to be realized in connection with the acceleration of the equity awards represents the difference between the aggregate market value of our common stock underlying the accelerated stock options, which was based on our common stock’s closing price of $0.36 per share as of December 31, 2015, and the aggregate exercise price of the accelerated stock options.

Severance benefits. The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had his employment terminated by us under the circumstances described above without cause or by the executive for good reason (other than in connection with a change of control) on December 31, 2015:

	Termination by the Company Without Cause or Involuntary Termination for Good Reason
Name	Salary Continuation ($)(1)	Continuation of COBRA ($)	Total ($)
Andrew Gengos	$449,080	$23,040	$472,120
Anthony Gringeri, Ph.D.	$172,329	$3,120	$175,449
Steven J. Swanson, M.D.	$142,500	$13,656	$156,156

(1)	Amounts in this column are based upon salary in effect as of December 31, 2015.

Employment Agreements and Offer Letter Agreement

We entered into employment agreements with certain of our named executive officers in connection with their commencement of employment with us. These employment agreements typically include the named executive officer’s initial base salary and stock option grant along with vesting provisions with respect to such initial stock option grant, as well as change of control and severance arrangements. See “Change of Control and Severance Agreements” above. We entered into an offer letter agreement with David Fractor in connection with his commencement of employment by us, including his initial base salary and stock option grant along with vesting provisions with respect to such initial stock option grant.

401(k) Plan

We have a 401(k) Plan to allow eligible employees to elect to reduce the amount of their compensation that is currently subject to income taxes. We currently do not make matching or other contributions to the 401(k) Plan on behalf of eligible employees, including our named executive officers.

Limitation on Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation provides that, to the full extent permitted by the Delaware General Corporation Law, no director will be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director.

Our Amended and Restated Certificate of Incorporation also provides that each person who is or was or had agreed to become a director or officer, and each such person who is or was serving or who had agreed to serve at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, will be indemnified by us to the full extent permitted by the Delaware General Corporation Law and will be entitled to advancement of expenses in connection therewith. Our Bylaws have similar indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In addition, we have entered into indemnification agreements with our directors, whereby we have agreed to indemnify our directors to the fullest extent permitted by law, including advancement of expenses incurred in legal proceedings to which the director was, or is threatened to be made, a party by reason of the fact that such director is or was a director, officer, employee or agent of the Company, provided that such director acted in good faith and in a manner that the director reasonably believed to be in, or not opposed to, the best interest of the Company.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. A director or officer can only enter into a 10b5-1 plan when he or she is not in possession of material non-public information regarding the Company. Under certain circumstances, a broker may subsequently execute trades pursuant to such plan, even if the director or officer has subsequently come into possession of material non-public information. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Employment Agreements

Andrew Gengos

On December 3, 2012, the Company entered into an agreement with Mr. Andrew Gengos pursuant to which Mr. Gengos serves as the Company’s President and Chief Executive Officer. The Agreement may be terminated be either party with or without cause.

Anthony Gringeri, Ph.D.

On August 19, 2013, the Company entered into an agreement with Dr. Anthony Gringeri pursuant to which Dr. Gringeri serves as the Company’s Senior Vice President of Strategic Resources. The agreement may be terminated be either party with or without cause.

Steven J. Swanson, M.D.

On January 20, 2015, the Company entered into an agreement with Dr. Steven J. Swanson pursuant to which Dr. Swanson serves as the Company’s Senior Vice President of Research. The agreement may be terminated be either party with or without cause.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2015, (i) the number of shares of our common stock that are issuable under our equity compensation plans upon the exercise of outstanding options, warrants and other rights, (ii) the weighted-average exercise price of such options, warrants and rights, and (iii) the number of securities remaining available for future issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	10,569,903	$1.19	4,476,165
Equity compensation plans not approved by stockholders	150,000	$1.10	—

Total	10,719,903	$1.19	4,476,165

Our stockholders approved our 2006 Equity Incentive Plan (the “Equity Plan”). The only awards that are outstanding under the Equity Plan as of December 31, 2015 are options to acquire 4,636,479 shares of our common stock. In September 2008 our stockholders increased the authorized number of shares of our common stock available to be issued under the Equity Plan from 1,500,000 shares to 3,400,000 shares. In March 2010, our Board approved an increase in the number of shares of our common stock available to be issued under our Equity Plan from 3,400,000 shares to 6,000,000 shares, which was approved by our stockholders in September 2010. In October 2011, our stockholders increased the authorized number of shares of our common stock available to be issued under the Equity Plan from 6,000,000 to 8,000,000 shares. In September 2013, our stockholders increased the authorized number of shares of our common stock available to be issued under the Equity Plan from 8,000,000 to 12,000,000 shares.

In November 2006, we granted to Dr. John Yu (1) an option to purchase 150,000 shares of our common stock in consideration for his relinquishment of his royalty interest in the cellular-based therapy technology that we licensed and (2) an option to purchase 5,783,424 shares of our common stock in consideration of his agreeing to serve as our Chief Scientific Officer for a one-year term. Both options have an exercise price of $1.00 per share, a term of ten years and were fully vested upon grant. In November 2006, our stockholders approved these option grants to Dr. Yu.

Equity compensation plans not approved by stockholders include a ten year option to purchase 1,500,000 shares at an exercise price of $1.10 per share (of which 1,350,000 have been exercised) issued to Dr. Keith Black, on January 8, 2007 in connection with his appointment to our Scientific Advisory Board and five year warrants to purchase up to a total of 87,935 shares of our common stock at an exercise price of $1.79 issued in connection with placement agent services.

Code of Ethics

Our Board of Directors has adopted a code of ethics covering all of our executive officers and key employees. A copy of our code of ethics is available on our website at www.imuc.com on the “Corporate Governance” page of the section titled “Investors.” If we make any substantive amendments to the code of ethics or grant any waiver from a provision of the code of ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver as required by applicable laws. To satisfy our disclosure requirements, we may post any waivers of or amendments to the code of ethics on our website in lieu of filing such waivers or amendments on a Form 8-K.

Report of the Audit Committee

The Audit Committee’s primary role is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls, and audit functions. The Audit Committee provides advice, counsel, and direction to management and the independent registered public accounting firm on the basis of the information it receives and discussions with management and the independent registered public accounting firm.

The Audit Committee also monitors the activities and performance of the Company’s independent registered public accounting firm, including the scope, external audit fees, independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee selects, evaluates and, when appropriate, replaces the independent registered public accounting firm. The Audit Committee also reviews the results of external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees the Company’s internal financial controls and financial disclosure procedures.

The Audit Committee is composed of three non-employee directors who are “independent directors” under SEC and NYSE MKT rules requiring the independence of audit committee members.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of ImmunoCellular Therapeutics, Ltd. included in the Company’s Annual Report on 10-K for the year ended December 31, 2015 through periodic meetings with our independent registered public accounting firm and management. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Marcum LLP, is responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company, and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the field of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements.

The Audit Committee has discussed with Marcum LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from Marcum LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Marcum LLP its independence.

Based on the review and discussions described above with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2015, the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully submitted,

Audit Committee

Gary S. Titus, Chairman
Rahul Singhvi, Sc.D.
Mark A. Schlossberg

PROPOSAL 2

APPROVAL OF THE COMPANY’S 2016 EQUITY INCENTIVE PLAN

The 2016 Equity Incentive Plan, or 2016 Plan, was adopted by our board of directors on March 11, 2016, subject to stockholder approval. If the 2016 Plan is approved by our stockholders, the 2016 Plan will become effective on June 17, 2016. In this Proposal 2, our board of directors is requesting stockholder approval of the 2016 Plan.

Reasons to Approve the 2016 Plan

In January 2016, our Amended and Restated 2006 Equity Incentive Plan, or 2006 Plan, terminated pursuant to its terms and we can no longer grant stock awards under the 2006 Plan. Our board of directors believes that approval of the 2016 Plan is necessary to enable us to continue to grant stock options and other awards to our employees, directors and consultants at levels reasonably necessary to attract, retain and motivate talent. The 2016 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Approval of the 2016 Plan by our stockholders is also required to ensure that stock options and performance-based awards granted under the 2016 Plan may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, which is referred to in this proxy statement as “Section 162(m).” Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m), the plan must, among other things, (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance-based stock awards, and the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are also being requested to approve the 2016 Plan for this purpose, as the 2016 Plan includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance-based awards granted under the 2016 Plan (as described in “—Description of the 2016 Plan” below).

Forecasted Utilization Rates

In evaluating the 2016 Plan, we reviewed certain management forecasts of equity awards for issuance under the 2016 Plan as set forth below.

2016 Plan	Fiscal 2015 Actual		Fiscal 2016 Forecast		Fiscal 2017 Forecast
Common Shares Outstanding — Ending Balance	90,310,149		90,310,149	(2)	90,610,149	(2)
Options / Awards Outstanding — Ending Balance	10,719,904	(1)	12,846,404		14,556,404
Shares Available for Award — Beginning Balance	5,835,731		—	(3)	7,873,500
Stockholder Approval —June 2016	—		10,000,000		—
Allocations
Options	1,843,000		1,962,000		1,960,000
RSUs	300,000		464,500		350,000

Total Allocations	2,143,000		2,426,500		2,310,000

Adjustments
Cancellations — Add	387,861		300,000		300,000

Total Adjustments	387,861		300,000		300,000

Shares Available for Award — Ending Balance	4,095,267		7,873,500		5,863,500

(1)	Represents only those options and awards granted under the 2006 Plan.
(2)	These forecasts do not include any future offerings of our common stock.
(3)	The 2006 Plan expired in January 2016.

In addition, we reviewed certain forecasts of grant utilization for different categories of grants over the three annual periods indicated below. These forecasts included forecasts for executive and employee new hires/promotions, annual refresher grants, annual grants for non-employee directors and discretionary grants to employees, consultants and non-employee directors.

2016 Plan	Fiscal 2015 Actual	Fiscal 2016 Forecast	Fiscal 2017 Forecast
Option Grants
— New Hire	700,000	400,000	400,000
— Annual Refresher	793,000	1,002,000	1,000,000
— Director	275,000	260,000	260,000
— Discretionary	75,000	300,000	300,000

Subtotal Option Grants	1,843,000	1,962,000	1,960,000

RSU Grants
— New Hires	—	—	—
— Annual Refresher	260,000	314,500	200,000
— Director	40,000	100,000	100,000
— Discretionary	—	50,000	50,000

Subtotal RSU Grants	300,000	464,500	350,000

Total	2,143,000	2,426,500	2,310,000

Forecasted Overhang and Burn Rate

We carefully monitor our equity grant activity, total dilution and equity compensation expense in an effort to maximize stockholder value by granting an appropriate number and type of equity awards we believe is necessary and appropriate to attract, reward and retain employees, consultants and directors. In requesting approval of the 2016 Plan, we are asking stockholders for a pool of shares that we believe will be sufficient for a number of years to provide an appropriate amount of equity for attracting, retaining, and motivating employees, consultants and directors as we continue to grow our business. We also reviewed certain forecasts of overhang and burn rate, as summarized below.

	Fiscal 2015 Actual	Fiscal 2016 Forecast	Fiscal 2017 Forecast
Issued Overhang %(1)	11.9%	14.4%	16.4%
Total Overhang %(2)	16.4%	22.9%	22.5%
Gross Burn Rate as a % of Outstanding(3)	2.5%	2.8%	2.7%
Adjusted Burn Rate as a % of Outstanding(4)	2.0%	2.5%	2.4%

(1)	Issued Overhang is (total shares subject to options granted + total shares subject to full value awards granted)/total common shares outstanding.
(2)	Total Overhang is (total shares subject to options granted + total shares subject to full value awards granted + total remaining pool reserve)/total common shares outstanding.
(3)	Gross Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted)/weighted average common shares outstanding.
(4)	Adjusted Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted — total shares subject to options and full value awards that expired, terminated or were forfeited)/weighted average common shares outstanding.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 2 include embedded assumptions regarding option exercise which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our board of directors recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our stockholders access to certain information for purposes of evaluating the 2016 Plan. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21A of the 1934 Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the year ended December 31, 2015.

The 2016 Plan Combines Compensation and Governance Best Practices

In addition, the 2016 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•	Repricing is not allowed without stockholder approval. The 2016 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2016 Plan without prior stockholder approval.

•	Stockholder approval is required for additional shares. The 2016 Plan does not contain an annual “evergreen” provision. The 2016 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•	No liberal change in control provisions. The definition of change in control in our 2016 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring. Our 2016 Plan does not provide for single-trigger acceleration in the event of a change in control transaction.

•	Submission of amendments to the Amended 2016 Plan to stockholders. The 2016 Plan requires stockholder approval for material amendments to the 2016 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the 2016 Plan.

•	Flexibility in designing equity compensation scheme. The 2016 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, other stock awards and performance cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•	Broad-based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

•	Limit on equity awards. The 2016 Plan limits the number of shares of our common stock that may be granted to any one participant during any one fiscal year.

•	Limit on non-employee director compensation. The 2016 Plan provides for a limit on the aggregate amount of equity and cash compensation that may be awarded to any one non-employee director during any one fiscal year.

Description of the 2016 Equity Incentive Plan

The material features of the 2016 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2016 Plan. Stockholders are urged to read the actual text of the 2016 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Types of Awards

The terms of the 2016 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal 2 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2016 Plan will not exceed (1) 10,000,000 newly requested shares plus (2) any shares subject to outstanding stock awards granted under the 2006 Plan that from and after 12:01 a.m. Pacific Time on February 1, 2016 (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of an award.

If a stock award granted under the 2016 Plan, or any portion thereof, expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash rather than in shares, such expiration, termination or settlement will not reduce or otherwise offset the number of shares available for issuance under the 2016 Plan. Additionally, shares issued pursuant to stock awards granted under the 2016 Plan that are forfeited back to or repurchased by the Company because of the failure to vest, as well as shares reacquired by us to satisfy tax withholding obligations related to a stock award or as consideration for the exercise or purchase price of a stock awardwill become available again for issuance under the 2016 Plan.

As of April 11, 2016, stock options to purchase approximately 11,801,904 shares were outstanding and awards other than stock options covering an aggregate of 380,898 shares were outstanding. The weighted-average exercise price of all stock options outstanding as of April 11, 2016 was $1.11, and the weighted-average remaining term of such stock options was 14 months. As of April 11, 2016, the closing price of our common stock as reported on the NYSE MKT was $0.30 per share and a total of 91,727,797 shares of our common stock were outstanding. As of April 11, 2016, stock options to purchase approximately 1,082,000 shares and awards other than stock options covering an aggregate of 314,500 shares have been granted under the 2016 Plan, in each case, contingent on stockholder approval of the 2016 Plan.

Eligibility

All of our employees, non-employee directors and consultants are eligible to participate in the 2016 Plan and may receive all types of awards; provided that incentive stock options may be granted under the 2016 Plan only to our employees (including officers) and employees of our affiliates. As of April 11, 2016, we have 10 employees, 5 non-employee directors and approximately 10 consultants.

Grant Limits

Under the 2016 Plan, a maximum of 2,000,000 shares of our common stock may be granted to any one participant during a single fiscal year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. The maximum amount covered by performance awards that may be granted to any one participant during a single fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of our common stock in the case of performance stock awards and $2,000,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

In addition, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under this plan and under any other equity plan maintained by us, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $375,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

Administration

The 2016 Plan is administered by our board of directors, which may in turn delegate authority to administer the 2016 Plan to a committee. Our board of directors has delegated concurrent authority to administer the 2016 Plan to its compensation committee, but may, at any time, revert in itself some or all of the power previously delegated to the compensation committee. Our board of directors and our compensation committee are considered to be the “plan administrator” for purposes of this Proposal. Subject to the terms of the 2016 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2016 Plan.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2016 Plan, the plan administrator does not have the authority to reprice any outstanding stock option, stock appreciation right or other stock award by reducing the exercise, purchase or strike price of such stock award or to cancel any outstanding stock option, stock appreciation right or other stock award that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the 2016 Plan pursuant to stock option agreements. The 2016 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs generally may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs generally may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

Except as explicitly provided otherwise in an option holder’s stock option agreement, stock options granted under the 2016 Plan generally terminate three months after termination of the option holder’s service unless (i) termination is due to the option holder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the option holder dies before the option holder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the option holder’s death) within 18 months following the option holder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the option holder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the option holder’s termination, or (iv) the stock option by its terms specifically provides otherwise. In addition, the plan administrator may grant options with different terms. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2016 Plan will be determined by the plan administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the option holder, (iv) a net exercise arrangement (for NSOs only), or (v) other legal consideration approved by the plan administrator.

Stock options granted under the 2016 Plan may become exercisable in cumulative increments, or “vest,” as determined by the plan administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2016 Plan may be subject to different vesting schedules as the plan administrator may determine. The plan administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Generally, an option holder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the plan administrator or a duly authorized officer. Additionally, an option holder may, with the approval of the plan administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the option holder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate, or a Ten Percent Stockholder, unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2016 Plan is 20,000,000 shares.

Term of Stock Options

The term of stock options granted under the 2016 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” above), may not exceed five years. If the expiration date of any such stock option occurs during a “blackout period” in which the sale of any common stock received upon exercise of a stock option would violate our insider trading policy, and the holder of such stock option has not terminated employment or service with us or any of our affiliates on or prior to the expiration date, the original expiration date will automatically be extended to the earlier of (i) the date that occurs 30 days after the expiration of the “blackout period”, and (ii) the day before the tenth anniversary (or if the stock option is an ISO granted to any Ten Percent Stockholder, the fifth anniversary) of the date on which the stock option was granted.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2016 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Stock appreciation rights may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator. Upon the exercise of a stock appreciation right, we will pay the participant an amount in stock, cash, in any combination of the two, or any other form of consideration as determined by the plan administrator and set forth in a stock appreciation right agreement equal to (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. The plan administrator determines the term of stock appreciation rights granted under the 2016 Plan, up to a maximum of ten years. Unless the terms of a recipient’s stock appreciation right agreement provides otherwise, stock appreciation rights will be subject to the same terms and conditions upon termination or expiration and restrictions on transfer as stock options under the 2016 Plan. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Restricted Stock Awards

Restricted stock awards may be granted under the 2016 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the plan administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2016 Plan pursuant to restricted stock unit award agreements. Restricted stock unit awards may be granted in consideration for any form of legal consideration or no consideration. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2016 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that our board of directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our compensation committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our compensation committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2016 Plan and described below. As soon as administratively practicable following the end of the performance period, our compensation committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2016 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) customer satisfaction; (25) stockholders’ equity; (26) capital expenditures; (27) debt levels; (28) operating profit or net operating profit; (29) workforce diversity; (30) growth of net income or operating income; (31) billings; (32) pre-clinical development related compound goals; (33) financing; (34) regulatory milestones, including approval of a compound; (35) stockholder liquidity; (36) corporate governance and compliance; (37) product commercialization; (38) intellectual property; (39) personnel matters; (40) progress of internal research or clinical programs; (41) progress of partnered programs; (42) partner satisfaction; (43) budget management; (44) clinical achievements; (45) completing phases of a clinical study (including the treatment phase); (46) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (47) timely completion of clinical trials; (48) submission of INDs and NDAs and other regulatory achievements; (49) partner or collaborator achievements; (50) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (51) research progress, including the development of programs; (52) investor relations, analysts and communication; (53) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (54) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (55) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (56) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (57) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (58) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the board of directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our compensation committee (and our board of directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, our board of directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

The plan administrator may grant other awards based in whole or in part by reference to our common stock, including the appreciation in value of the stock. The plan administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator.

Clawback/Recovery

Stock awards granted under the 2016 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, our board of directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event of certain capitalization adjustments, the plan administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2016 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Dissolution

In the event we dissolve, all outstanding stock awards (other than fully vested stock awards and outstanding shares of our common stock not subject to a forfeiture condition or our right of repurchase) will terminate immediately prior to the completion of the dissolution, and we may repurchase or reacquire the shares of our common stock subject to repurchase rights or a forfeiture condition notwithstanding the fact that the recipient is providing continuous service. Our board of directors may provide, in its sole discretion, that some or all of the outstanding stock awards will become fully vested, exercisable, and/or no longer subject to repurchase or forfeiture prior to the dissolution but contingent on its completion.

Transactions

In the event of a transaction (as defined in the 2016 Plan and described below), our board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards, contingent upon the closing or completion of such transaction, unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

•	arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) in whole or in part of the stock award to a date prior to the effective time of the transaction and provide for its termination at or prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the stock award;

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as our board of directors may consider appropriate; and

•	make a payment, in such form as may be determined by our board of directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise (for clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price and payments may be delayed to the same extent that payment of consideration to our common stockholders is delayed as a result of escrows, earn outs, holdbacks or any other contingencies).

The board of directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The board of directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2016 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (iv) when a majority of our board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of our board members or their approved successors.

Change in Control

Under the 2016 Plan, a stock award may be subject to additional acceleration of vesting and exercisability in the event of a qualifying termination that occurs in connection with a change in control (as defined in the 2016 Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

Our board of directors will have the authority to amend or terminate the 2016 Plan at any time. However, except as otherwise provided in the 2016 Plan, no amendment or termination of the 2016 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2016 Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2016 Plan after the tenth anniversary of the earlier of the date the 2016 Plan was adopted by our board of directors or approved by our stockholders.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on the recipient’s particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2016 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the option holder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The option holder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the option holder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.

Incentive Stock Options

The 2016 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an option holder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the option holder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an option holder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the option holder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the option holder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the option holder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the option holder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the recipient’s receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2016 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2016 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

On March 11, 2016, our board of directors approved equity grants to certain employees, including its executive officers, as set forth in the table below, contingent on receiving stockholder approval of the 2016 Plan.

In addition, our non-employee director compensation policy establishes the number of shares subject to initial and annual stock option awards that automatically will be granted to our non-employee directors under the 2016 Plan. Pursuant to such policy, as amended, on the date of the Annual Meeting, each of our current non-employee directors who continues as a non-employee director will be granted nonstatutory stock options under the 2016 Plan for the following amounts: Chairman of the Board of Directors – 50,000 shares, Lead Director – 50,000 shares, board members (other than Chair and Lead) – 30,000 shares, Audit Committee Chair – 20,000 shares, Compensation Committee Chair – 10,000 shares, Finance Chair – 10,000 shares, Nominating and Corporate Governance Committee Chair – 10,000 shares, and members of Committees (other than Chairs) – 5,000 shares. For additional information regarding our non-employee director compensation policy, see “Compensation of Directors” above. On March 11, 2016, the last reported sales price of our common stock on the NYSE MKT was $0.33.

	Number of Shares Underlying Restricted Stock Unit Awards Granted (#)		Total Dollar Value of Restricted Unit Stock Awards ($)(1)	Number of Shares Underlying Stock Options Granted (#)
Andrew Gengos, President and Chief Executive Officer	150,000	(2)	$49,500	350,000	(3)
Anthony Gringeri, Senior Vice President – Strategic Resources	75,000	(2)	$24,750	225,000	(3)
Stephen Swanson, Senior Vice President – Research	25,000	(2)	$8,250	150,000	(3)
All Current Executive Officers as a Group (4)	285,000	(2)	$94,050	825,000	(3)
All Current Directors Who are Not Executive Officers as a Group (5)	—		—	260,000	(5)
All Non-Executive Officer Employees as a Group (6)	22,500	(2)	$7,425	135,000	(3)

(1)	These amounts reflect the grant date fair value of the restricted stock unit awards described in this table on April 11, 2016, as calculated in accordance with ASC 718.
(2)	Restricted stock units will in full on the second anniversary of March 11, 2016, subject to continued service to us by the recipient through the vesting date.
(3)	Option awards will vest 1/48 per month on each monthly anniversary of March 11, 2016, subject to continued service to us by the recipient through each vesting date. This option may be subject to accelerated vesting.
(4)	Consists of Andrew Gengos, David Fractor, Anthony Gringeri and Steven J. Swanson.
(5)	Consists of option awards that will be made to our current non-employee directors if they remain directors following our Annual Meeting pursuant to our non-employee director compensation policy. The option awards will vest quarterly over the four-year period following the date of grant.
(6)	Consists of 2 non-executive officer employees.

Required Vote and board of directors Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our board of directors believes that approval of Proposal 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Accounting Fees

The Audit Committee appointed Marcum LLP as our independent registered public accounting firm for the fiscal years ended December 31, 2010 through 2015. The following table shows the fees that were paid or accrued by us for audit and other services provided by Marcum LLP during each of the two years ended December 31, 2015 and 2014.

	2015	2014
Audit fees (1)	$155,788	$134,207
Audit-related fees (2)	—	—
Tax fees (3)	20,687	5,828
All other fees (4)	123,450	70,403

Total*	$299,925	$210,438

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and the review of our financial statements included in our Form 10-Q quarterly reports and services that are normally provided in connection with statutory or regulatory filings for the 2010 through 2015 fiscal years.
(2)	Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported above under “Audit Fees.”
(3)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.
(4)	These fees primarily represent fees for professional services related to the filing of various registration statements with the Securities and Exchange Commission and issuance of comfort letters to underwriters in connection with financing transactions.
*	All audit related services, tax services and other services rendered by Marcum were pre-approved by our Board of Directors or Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all of the services that were performed for us by Marcum. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Audit Committee delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting. The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Marcum.

Stockholder Ratification of the Appointment of Marcum LLP.

The Audit Committee has approved Marcum LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm. However, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Marcum LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 4

SAY-ON-PAY

AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers, as disclosed under Securities and Exchange Commission rules, including the compensation tables and related material included in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement.

The Compensation Committee oversees our executive compensation program, including the compensation of our named executive officers. All members of our Compensation Committee are independent directors, within the meaning of applicable stock exchange listing standards, and the Compensation Committee engages and receives advice from an independent compensation consultant.

We are asking our stockholders to support our named executive officer compensation as described in this Proxy Statement. Our Compensation Committee and our Board believe our overall process effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote FOR the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the executive compensation tables and related narrative discussion, is hereby APPROVED.”

This vote on the named executive officer compensation is advisory, and therefore will not be binding on the Company and will not affect, limit or augment any existing compensation or awards. However, we value our stockholders’ opinions and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is currently, or ever has been, an officer or employee of the Company. No executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Procedures

It is our practice to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter and as required by the NYSE MKT rules, our Audit Committee is charged with reviewing and approving all related-party transactions, other than those previously reviewed and approved by an independent committee of the Company’s Board of Directors or an independent majority of the Company’s Board of Directors, after reviewing each such transaction for potential conflicts of interest and other improprieties.

Certain Transactions

We have entered into indemnification agreements with our directors. See “Compensation Discussion and Analysis—Limitation on Liability and Indemnification Matters.”

OTHER MATTERS

Stockholder Proposals

Any proposal that a stockholder intends to present in our proxy statement for consideration at our next annual meeting of stockholders, to be held in 2017, must be received by us on or before January 1, 2017, or if the date of the annual meeting is moved more than 30 days from the anniversary of our 2016 annual meeting, then no later than the close of business on the 60th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of the meeting is made. If a stockholder desires to present a proposal at our next annual meeting of stockholders but does not desire to include the proposal in our proxy statement, we must receive the proposal no later than January 1, 2017. All proposals described in this paragraph must comply with the stockholder proposal requirements set forth in our Bylaws and should be sent to ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary.

Expenses of Solicitation

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

A copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2015 that we filed with the SEC accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary.

By Order of the Board of Directors

April 29, 2016	/s/ Gary S. Titus
Gary S. Titus
Corporate Secretary

APPENDIX A

IMMUNOCELLULAR THERAPEUTICS, LTD.

2016 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 11, 2016

APPROVED BY THE STOCKHOLDERS: [                    ] [        ], 2016

1.	GENERAL.

(a) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards under the Plan.

(b) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

Appendix A-1

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

Appendix A-2

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options, SARs, or, to the extent permitted by applicable law, other Stock Awards and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option, SAR or Other Stock Award under the Plan, or (ii) cancel any outstanding Option, SAR or Other Stock Award that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) 10,000,000 shares plus (B) any shares subject to outstanding stock awards granted under the Amended and Restated 2006 Equity Incentive Plan (the “Prior Plan”) that from and after 12:01 a.m. Pacific time on February 1, 2016 (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited,

Appendix A-3

cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of an award (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 20,000,000 shares of Common Stock.

(d) Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

(i) A maximum of 2,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date any such Stock Award is granted may be granted under the Plan as “qualified performance-based compensation” under Section 162(m) of the Code to any one Participant during any fiscal year. Grants in excess of the foregoing annual limit of any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date any such Stock Award is granted will not satisfy the requirements for such “qualified performance-based compensation” unless such additional Stock Awards are separately approved by the Company’s stockholders in a manner that complies with the applicable requirements of Section 162(m) of the Code.

(ii) A maximum of 2,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of $2,000,000 may be granted as a Performance Cash Award to any one Participant during any one fiscal year.

Appendix A-4

(e) Limitation on Grants to Non-Employee Directors. The maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, will not exceed $375,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous fiscal year).

(f) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement. Notwithstanding the preceding sentence, if the expiration date of any such Option or SAR occurs during a period in which the sale of any Common Stock received upon exercise of an Option or SAR would violate the Company’s insider trading policy (each, a “Blackout Period”) and the holder of such Option or SAR has not terminated employment or service with the Company or any Affiliate on or prior to the expiration date set forth in the preceding sentence (the “Original Expiration Date”), the Original Expiration Date will automatically be extended to the earlier of (i) the date that occurs thirty (30) days after the

Appendix A-5

expiration of the applicable Blackout Period, and (ii) the day before the tenth anniversary (or if the Option is an ISO granted to any Ten Percent Stockholder, the fifth anniversary) of the date on which the Option or SAR was granted (in either case, the “Extended Expiration Date”). For the sake of clarity, the preceding sentence will not apply to any holder of an Option or SAR who terminates employment or service with the Company or any Affiliate on or prior to the Original Expiration Date, notwithstanding the fact that such date may occur during a Blackout Period.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than

Appendix A-6

an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or

Appendix A-7

shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise the Participant’s Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise the Participant’s Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising the Participant’s Option or SAR from and after the time of such termination of Continuous Service.

Appendix A-8

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from the Employee’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

Appendix A-9

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain

Appendix A-10

Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for the Participant’s Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

Appendix A-11

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

Appendix A-12

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

Appendix A-13

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount will be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a)(i), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

Appendix A-14

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration or no consideration, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

Appendix A-15

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a qualifying termination that occurs in connection with a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

Appendix A-16

(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s willful breach or habitual neglect or continued incapacity to perform Participant’s required duties, (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

Appendix A-17

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means ImmunoCellular Therapeutics, Ltd., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

Appendix A-18

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware, has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass- through entity) will not be considered a “Dissolution” for purposes of the Plan.

(s) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in calendar year 2016, provided the Plan is approved by the Company’s stockholders at such meeting.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary

Appendix A-19

of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

Appendix A-20

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(hh) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ii) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) customer satisfaction; (25) stockholders’ equity; (26) capital expenditures; (27) debt levels; (28) operating profit or net operating profit; (29) workforce diversity; (30) growth of net income or operating income; (31) billings; (32) pre-clinical development related compound goals; (33) financing; (34) regulatory milestones, including approval of a compound; (35) stockholder liquidity; (36) corporate governance and compliance; (37) product commercialization; (38) intellectual property; (39) personnel matters; (40) progress of internal research or clinical programs; (41) progress of partnered programs; (42) partner satisfaction; (43) budget management; (44) clinical achievements; (45) completing phases of a clinical study (including the treatment phase); (46) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (47) timely completion of clinical trials; (48) submission of INDs and NDAs and other regulatory achievements; (49) partner or collaborator achievements; (50) internal controls, including those

Appendix A-21

related to the Sarbanes-Oxley Act of 2002; (51) research progress, including the development of programs; (52) investor relations, analysts and communication; (53) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (54) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (55) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (56) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (57) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (58) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this ImmunoCellular Therapeutics, Ltd. 2016 Equity Incentive Plan.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

Appendix A-22

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Rule 405” means Rule 405 promulgated under the Securities Act.

(ww) “Rule 701” means Rule 701 promulgated under the Securities Act.

(xx) “Securities Act” means the Securities Act of 1933, as amended.

(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(bbb) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(eee) “Transaction” means a Corporate Transaction or a Change in Control.

Appendix A-23

IMMUNOCELLULAR THERAPEUTICS, LTD.
23622 CALABASAS ROAD, STE. 300
CALABASAS, CA 91302
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E10590-P79232 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
IMMUNOCELLULAR THERAPEUTICS, LTD.
For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:
01) Gary S. Titus
02) Andrew Gengos
03) Rahul Singhvi, Sc.D.
04) John S. Yu, M.D.
05) Gregg A. Lapointe
06) Mark A. Schlossberg
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
ForAgainst Abstain
2. To approve the Company’s 2016 Equity Incentive Plan
3. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016
4. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (a Say-on-Pay vote)
NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted “For All” of the nominees set forth in Proposal 1, and “For” Proposals 2, 3 and 4. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
E10591-P79232
IMMUNOCELLULAR THERAPEUTICS, LTD.
Annual Meeting of Stockholders
June 17, 2016, 8:00 AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Gary S. Titus and Andrew Gengos, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to vote all of the shares of stock of ImmunoCellular Therapeutics, Ltd. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ImmunoCellular Therapeutics, Ltd. to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, on Friday, June 17, 2016 at 8:00 a.m., PDT, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, on the matters listed on the reverse side and in accordance with the following instructions, with discretionary authority as to any other business that may properly come before the meeting.
This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “For All” of the nominees set forth in Proposal 1, and “For” Proposals 2, 3 and 4. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment.
Continued and to be signed on reverse side